EXHIBIT 3.23(a)

CERTIFICATE OF INCORPORATION

OF

TRAMMELL CROW COMPANY

FIRST: The name of the corporation is Trammel Crow Company.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle Country, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporation may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ONE HUNDRED THIRTY MILLION (130,000,000), of which (A) one hundred million (100,000,000) shares shall be designated as Common Stock, par value $.01 per share (the “Common Stock”), and (B) thirty million (30,000,000) shares shall be designated as Preferred Stock, par value $0.01 per share, (the “Preferred Stock”).

The following is a statement of the designations, preferences, limitations and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

A.	Common Stock

1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

2. Subject to the prior rights and preferences, if any, applicable to outstanding shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

3. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of outstanding shares of the Preferred Stock of any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation.

B.	Preferred Stock

1. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, the shares of each series to have such voting powers, designations, preferences, rights and qualifications, limitations or restrictions, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof). Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation (or a duly authorized committee thereof) is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series and to fix the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors (or a duly authorized committee thereof) may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, preferences, rights and qualifications, limitations or restrictions may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation (or a duly authorized committee thereof) with respect to each series shall include, but shall not be limited to, the authority to determine the following:

(a) The designation of such class or series;

(b) The number of shares initially constituting such class or series;

(c) The rate or rates and the times at which dividends on the shares of such class or series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they

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shall accumulate, whether such dividends shall be share dividends, cash or other dividends or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and other terms and conditions, if any, applicable to dividends on shares of such series;

(d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates and whether such amount shall be payable in cash, property or rights, including securities of the Corporation or another corporation;

(e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution or winding up) in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation;

(f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share;

(g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

(h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

(i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible

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into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

(j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

(k) Any other preferences, limitations and relative rights as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law.

2. Except as otherwise provided herein, as required by law or in any resolution of the Board of Directors (or a duly authorized committee thereof) creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

FIFTH: The name of the incorporator is M. Kevin Bryant and his mailing address is 3200 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.

SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

A.	Number of Directors

The number of directors of the Corporation (exclusive of directors to be elected by the holders of one or more series of the Preferred Stock of the Corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum, but in no event shall be less than three nor more than thirteen. The number of directors constituting the initial board of directors is three, and the name of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is George L. Lippe, Harlan R. Crow, and J. McDonald Williams. The mailing address of each of such persons is 3400 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.

B.	Classes

Subject to the rights, if any, of any series of Preferred Stock then outstanding, the directors shall be divided into three classes, designated Class I, Class II and Class III. The initial Class I

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director is George L. Lippe, the initial Class II director is Harlan R. Crow, and the initial Class III director is J. McDonald Williams. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Directors shall serve for staggered terms of three years each, except that initially the Class I directors will serve until the Corporation’s 1998 annual meeting of stockholders, the Class II directors will serve until the Corporation’s 1999 annual meeting and the Class III directors will serve until the Corporation’s 2000 annual meeting. At each annual meeting of stockholders following the first annual meeting of stockholders, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the annual meeting of stockholders for the year in which their term expires and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

C.	Vacancies

Subject to the rights, if any, of the holders of my series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director; and any directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.

D.	Removal

Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the securities of the Corporation then entitled to vote at an election of directors.

SEVENTH: Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice of procedures set forth in this Article Seventh. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of the shareholders’ meeting, regardless of any postponement, deferral or adjournment of that meeting to

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a later date; provided, however, that if less than seventy (70) day’s notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposed to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder’s notice, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, or any successor statute thereto (the “Exchange Act”) (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice, and (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article Seventh. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article Seventh, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

EIGHTH: At the annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation who complies with the procedures set forth in this Article Eighth. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or

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adjournment of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the corporation’s books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article Eighth, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article Eighth shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

NINTH: Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board of Directors or a majority of the members of the Board of Directors.

TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

ELEVENTH: The Corporation shall indemnify any person who was, is, or threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or

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was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Thirteenth is in effect. Any repeal or amendment of this Article Thirteenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Thirteenth. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may also indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, any inquiry or investigation that could lead to such an action, suit, or proceeding.

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TWELFTH: The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter or repeal the bylaws of the Corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of August, 1997.

/s/ M. Kevin Bryant
M. Kevin Bryant

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CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Trammell Crow Company

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 27, 1998

/s/ Rebecca M. Savino
Rebecca M. Savino, Asst. Secretary

DE BC D-COA CERTIFICATE OF CHANGE 01/98 (#163)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

TRAMMELL CROW SUBSIDIARY HOLDING COMPANY

(a Delaware corporation)

INTO

TRAMMELL CROW COMPANY

(a Delaware corporation)

Pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, Trammell Crow Company, a Delaware corporation (“TCC”), does hereby certify for the purpose of merging Trammell Crow Subsidiary Holding Company, a Delaware corporation (“TCSHC”) with and into TCC:

1. TCC owns all of the outstanding shares of the stock of TCSHC.

2. TCC, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members on the 8 th day of March, 2000, determined to merge TCSHC with and into TCC:

Merger with Trammell Crow Subsidiary Holding Company, a Delaware corporation

WHEREAS, the Corporation owns one hundred percent (100%) of the outstanding capital stock of Trammell Crow Subsidiary Holding Company, a Delaware corporation (the “Subsidiary Corporation”); and

WHEREAS, the Board of Directors deems it advisable and in the best interest of the Corporation and the Subsidiary Corporation that the Subsidiary Corporation be merged with and into the Corporation, with the Corporation surviving such merger.

RESOLVED, that the Subsidiary Corporation be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), and that the Corporation be the surviving corporation in such merger; and

FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to perform all acts and to execute, verify and file all documents necessary to effect the merger of the Subsidiary Corporation into the Corporation pursuant to Section 253 of the DGCL; and

FURTHER RESOLVED, that the merger has been adopted, approved, certified, executed and acknowledged by the Corporation in accordance with all applicable requirements under the laws of the State of Delaware.

This Certificate shall be effective as of March 31, 2000.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 10, 2000.

TRAMMELL CROW COMPANY
(a Delaware corporation)

By:	/s/ Rebecca M. Savino
Name:	Rebecca M. Savino
Title:	Assistant Secretary

S-1

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT AND OFFICE

OF

Trammell Crow Company

The Board of Directors of Trammell Crow Company, A Corporation of Delaware, on this 24th day of September 2002, do hereby resolve and order that the location of the Registered Office of this Corporation within the State of Delaware be, and the same hereby is 30 Old Rudnick Lane, Dover, DE 19902.

The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served is: LexisNexis Document Solutions Inc.

Trammell Crow Company, a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer of the corporation the 24th day of September, 2002.

By:	/s/ Rebecca M. Savino
Authorized Officer & Title

Rebecca M. Savino, Asst. Sec.
Printed Name & Title

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is TRAMMELL CROW COMPANY

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 7, 2004.

/s/ Rebecca M. Savino
Rebecca M. Savino, Assistant Secretary

DE BC D-COA CERTIFICATE OF CHANGE 09/00 (#163)

CERTIFICATE OF MERGER

MERGING

A-2 ACQUISITION CORP.

A DELAWARE CORPORATION

WITH AND INTO

TRAMMELL CROW COMPANY

A DELAWARE CORPORATION

Pursuant to Section 251 of the Delaware General Corporation Law, as amended

Trammell Crow Company, a Delaware corporation (the “Company”), does hereby certify as follows:

FIRST: Each of the constituent corporations, the Company and A-2 Acquisition Corp., a Delaware corporation (“Merger Sub”), is a corporation duly organized and existing under the laws of the State of Delaware.

SECOND: An Agreement and Plan of Merger dated as of October 30, 2006, (the “Merger Agreement”) among CB Richard Ellis Group, Inc., a Delaware corporation, Merger Sub and the Company, setting forth the terms and conditions of the merger of Merger Sub with and into the Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law, as amended, and, with respect to Merger Sub, by the written consent of its sole stockholder in accordance with Section 228 of the Delaware General Corporation Law, as amended.

THIRD: The name of the surviving corporation in the Merger (the “Surviving Corporation”) shall be Trammell Crow Company.

FOURTH: As of the effectiveness of the Certificate of Merger, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation in the form attached hereto as Exhibit A until thereafter amended or modified as provided therein or by applicable law.

FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

Trammell Crow Company

2001 Ross Avenue, Suite 3400

Dallas, Texas 75201

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

SEVENTH: This Certificate of Merger and the Merger provided for herein shall become effective upon filing with the Secretary of State of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, Company has caused this Certificate of Merger to be executed in its corporate name as of December 20, 2006.

TRAMMELL CROW COMPANY

By:	/s/ J. Christopher Kirk
Name:	J. Christopher Kirk
Title:	Executive Vice President and General Counsel

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

TRAMMELL CROW COMPANY

FIRST: The name of the corporation is Trammell Crow Company.

SECOND: The registered office and registered agent of the corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended (the “DGCL”).

FOURTH: The total number of shares of stock, which the corporation shall have authority to issue, is 1,000 shares of common stock, par value $0.01 per share.

FIFTH: The board of directors of the corporation, acting by majority vote, is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director.

SEVENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Seventh is in effect.

Any repeal or amendment of this Article Seventh shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Seventh. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may also indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, any inquiry or investigation that could lead to such an action, suit, or proceeding.